UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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HAWKINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAWKINS, INC.
3100 East Hennepin Avenue
Minneapolis, Minnesota 55413

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held
August 4, 2005

To our Shareholders:

The Annual Meeting of Shareholders of Hawkins, Inc. (the “Company”) will be held at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, on Thursday, August 4, 2005, at 3:00 p.m., Central Daylight Time, for the following purposes:

1.                To elect eight directors; and

2.                To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 1, 2005 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company’s transfer books will not be closed.

Dated: July 11, 2005	BY ORDER OF THE BOARD OF DIRECTORS

MARVIN E. DEE, Secretary

IMPORTANT:   To assure the necessary representation at the Annual Meeting, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the Annual Meeting and revoke the proxy.

PROXY STATEMENT

HAWKINS, INC.
3100 East Hennepin Avenue
Minneapolis, Minnesota 55413

July 11, 2005

The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hawkins, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, August 4, 2005 at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, at 3:00 p.m., Central Daylight Time, and at any adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about July 11, 2005.

SOLICITATION

The cost of soliciting proxies and of the notices of the meeting, including the preparation, assembly and mailing of proxies and this Proxy Statement, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, mail or electronic mail by directors, officers and regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions. The Company will reimburse such organizations for their expenses.

REVOCATION AND VOTING OF PROXY

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions in such proxy, unless the proxy is properly revoked prior to the meeting. Any shareholder giving a proxy may revoke it prior to its exercise at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company’s offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the Annual Meeting and casting his or her votes personally.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the nominees for director as set forth in this Proxy Statement. The Company’s management is not aware of any other business that will, or is likely to, come before the meeting. If any other business does properly come before the meeting, the persons named in the accompanying proxy will vote in accordance with their judgment as to what is in the Company’s best interests.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Accordingly, a withholding or an abstention will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

OUTSTANDING SHARES AND VOTING RIGHTS

At the close of business on July 1, 2005, the record date, there were 10,257,341 shares of the Company’s common stock, par value $.05 per share, outstanding. The common stock is the only outstanding class of capital stock of the Company. Holders of common stock are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

ELECTION OF DIRECTORS
(PROPOSAL 1)

At the Annual Meeting, eight persons are to be elected to the Company’s Board of Directors, each to hold office for the ensuing year or until his successor is duly elected and qualified. The Company’s By-laws provide for a Board of Directors of not fewer than three nor more than eleven directors. The Company’s By-laws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Abstentions have the effect of a vote against the nominees. Proxies will be voted for the election of all nominees unless you direct otherwise. Should any nominee decline or be unable to accept such nomination or to serve as a director (an event which the Company’s management does not now expect to occur), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Information About Nominees

All nominees have served as directors of the Company continuously since the year indicated below. The following information, as of June 30, 2005, including the principal occupation or employment of each nominee, has been furnished to the Company by the respective nominees. All positions are with the Company unless otherwise noted.

			Director
Nominee	Principal Occupation or Employment	Age	Since
John R. Hawkins	Chairman of the Board and Chief Executive Officer since February 2000; President from December 1998 to February 2000; Executive Vice President from 1997 to December 1998; Vice President of Sales from 1987 to 1997; Secretary from 1991 to 1999.	53	1989
Dean L. Hahn	Retired; Chairman of the Board and Chief Executive Officer from 1996 to 2000; President from 1983 to 1996.	71	1974
Donald L. Shipp	Retired; Vice Chairman from December 1998 to September 2000; President from 1996 to December 1998; Executive Vice President from 1983 to 1996; President of Feed-Rite Controls, Inc. (then a subsidiary of the Company) from 1967 to 1996.	70	1977
Howard M. Hawkins	Retired; Treasurer from 1973 to 1999; Vice President from 1996 to 1999.	61	1976
John S. McKeon	Retired; President and Chief Operating Officer of ConAgra Foods, Inc. Venture Development Group from November 2003 to June 2005; President and Chief Operating Officer of ConAgra Foods Snack Group (formerly Golden Valley Microwave Foods, Inc.) from August 1993 to November 2003; President of McKeon Associates, Inc. (corporate finance consulting) from 1991 to 1993; Vice President of Northstar Industries, Inc. from 1976 to 1990.	60	1984

Duane M. Jergenson	Retired; Vice President of Operations, Taylor Corporation from 1985 to 1999; various positions with Taylor Corporation from 1966 to 1985.	58	1996
G. Robert Gey	President of Fuller Brands since 2003 and President of The Fuller Brush Company since 2002; President of Pentair Service Equipment Business from 1996 to 2001; Vice President of Pentair Corporate Development from 1995 to 1996; President of Niagara Paper Corp. from 1992 to 1995; various positions with Pentair, Inc. from 1983 to 1992.	60	1999
Daryl I. Skaar	Retired; Vice President and Chief Procurement Officer of Lucent Technologies from 1997 to 2000; various positions at 3M from 1965 to 1997, most recently as Vice President of Purchasing and Packaging Engineering.	63	2001

Howard M. Hawkins and John R. Hawkins are brothers. There are no other family relationships between any executive officers or directors of the Company.

Director Independence

The Board of Directors has determined that all of the directors of the Company, except Howard M. Hawkins and John R. Hawkins, are “independent” as that term is defined under the applicable independence listing standards of the NASDAQ Stock Market. Accordingly, the Company’s Board of Directors is predominantly independent.

Meetings of the Board of Directors

The Board of Directors held seven meetings in fiscal 2005. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served, with the exception of Howard M. Hawkins and Donald L. Shipp. All directors attended the Company’s annual meeting of shareholders in 2004. The Board of Directors encourages, but does not require, director attendance at annual meetings of shareholders.

Audit Committee

The Audit Committee, which consists of John S. McKeon (Chair), Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar, is responsible for, among other things, selecting and appointing the Company’s independent auditors, meeting with the independent auditors and financial management to review the scope of the audit and the audit procedures, reviewing annually the responsibilities of the Audit Committee and recommending to the Board of Directors any changes to these responsibilities, and establishing and reviewing internal controls. The Audit Committee held four meetings during fiscal 2005.

All members of the Audit Committee are “independent” as that term is defined in the applicable standards of the NASDAQ Stock Market, Section 301 of the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that John S. McKeon, Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar are “audit committee financial experts,” as the term is defined under Section 407 of the Sarbanes-Oxley Act and the rules promulgated by the SEC in furtherance of Section 407.

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee has reviewed and assessed the adequacy of its charter and concluded that the charter satisfactorily states the responsibilities of the Audit Committee. A revised Audit Committee Charter was adopted by the Board of Directors on February 20, 2004, which was included as an appendix to the Proxy Statement furnished to shareholders in connection with the 2004 annual meeting of shareholders.

Compensation Committee

The Compensation Committee, which consists of Duane M. Jergenson (Chair), John S. McKeon, G. Robert Gey and Daryl I. Skaar, is responsible for establishing compensation policies for the Company and for reviewing and setting compensation for senior executives of the Company. The Compensation Committee held two meetings during fiscal 2005.

Nominating Process

The Board of Directors does not have a separately constituted nominating committee and has no written charter related to the nomination process. Given the small size of the Company and its Board, and the small number of new directors elected each year, the Board does not believe that creating a separate nominating committee would result in any greater efficiency in the nominating process or quality of nominees. All members of the Board of Directors participate in the consideration of director nominees, and the approval of a majority of the independent directors is required to nominate a director candidate. In order to maintain flexibility in its consideration of candidates, the Board of Directors does not have a formal policy regarding the consideration of any director candidates recommended by shareholders. However, the Board of Directors would consider for possible nomination qualified nominees recommended by shareholders in compliance with the Company’s By-laws. To make a director nomination, a shareholder should send the director candidate’s name, credentials and contact information, a signed statement consenting to his or her nomination and agreeing, if elected, to serve as a director, and a completed director nominee questionnaire (available from the Secretary of the Company upon request) to the Secretary of the Company no later than 60 days after the end of the Company’s fiscal year. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares of the Company owned and for how long). The Board of Directors will evaluate candidates (nominated by shareholders or otherwise) based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with SEC rules and NASDAQ Stock Market listing standards, and willingness, ability and availability for service.

Communications with Directors

You can contact the full Board of Directors, the independent directors as a group or any of the individual directors by writing to the Company’s Secretary at 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413. All communications will be compiled by the Secretary and submitted to the addressees on a periodic basis.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 3, 2005 with both the Company’s management and its independent auditors, Deloitte & Touche LLP (“Deloitte”); (ii) discussed with Deloitte the matters required to be discussed by Statement of Auditing Standards No. 61 regarding communications with audit committees; (iii) received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with Deloitte its independence; and (iv) considered whether the level of non-audit services provided by Deloitte is compatible with maintaining the independence of Deloitte.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2005 for filing with the SEC.

John S. McKeon (Chair)   Duane M. Jergenson   G. Robert Gey   Daryl I. Skaar
Audit Committee of the Board of Directors

INDEPENDENT AUDITORS’ FEES

The following table shows the aggregate fees billed to the Company by Deloitte for services rendered during the fiscal years ended April 3, 2005 and March 28, 2004. The Audit Committee pre-approved 100% of the services described below.

Description of Fees	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$391,000	$110,000
Audit-Related Fees(2)	15,000	15,000
Tax Fees(3)	9,000	7,000
All Other Fees(4)	64,000	568,000
Total	$479,000	$700,000

(1)          Includes fees for the 2005 fiscal year Sarbanes-Oxley audit of $232,000.

(2)          Includes fees for audits in connection with the Company’s benefit plans.

(3)          Includes fees for state and federal tax planning and state sales tax matters.

(4)          Includes fees for consulting services related to the selection, design and quality review of an Enterprise Resource Planning system of $47,000 and $386,000, consulting services related to Sarbanes-Oxley Act compliance of $7,000 and $152,000, and other consulting services of $10,000 and $30,000, respectively, for the years ended April 3, 2005 and March 28, 2004.

The Audit Committee’s current practice on pre-approval of services performed by the independent auditors is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent auditors during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditors’ independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.

COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION

The annual compensation programs of the Company are designed to create incentives and reward performance. The Company’s annual compensation mix generally has lower base salaries than comparable companies, coupled with an incentive system that rewards good performance and the achievement of Company objectives.

Executive Salaries

Salary increases for the Company’s executive officers are based on inflation, performance and increase in corporate profits. Fiscal 2005 increases were primarily attributable to a Company-wide salary reallocation that included the executive officers that was effective October 1, 2003 (beginning of the third quarter of fiscal 2004). The Board of Directors and the Company’s management determined that a salary reallocation was necessary in order to create a more appropriate base pay and bonus structure.

Executive Bonus Plan

The bonus plan for executive officers uses the following factors:  corporate performance and business unit performance. The corporate performance ratings are based on a general assessment of the Company’s performance against its income target and the Company’s progress in implementing a new Enterprise Resource Planning (“ERP”) system and complying with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Business unit performance ratings are based primarily on business unit profitability.

Bonuses for Company-wide executive officers are weighted as follows:  50% based upon the Company’s performance against its income targets and 50% based upon the Company’s progress in implementing its ERP system and complying with Section 404 of the Sarbanes-Oxley Act of 2002. Bonuses for executive officers who manage business units are generally weighted as follows:  60% based upon the factors used to assess Company-wide executive officers and 40% based upon business unit performance.

Long-Term Incentives

Long-term incentives in the form of restricted stock grants have been used on a limited basis and are intended to provide compensation opportunities based on the creation of shareholder value. The committee believes this promotes the interests of the Company and its shareholders by providing Company personnel with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for its continued success and growth. In fiscal 2005, the committee approved the grant of an aggregate of 40,653 shares to its executive officers and other key personnel. Employees also have the opportunity to acquire an ownership interest in the Company through the Employee Stock Purchase Plan and the Employee Stock Ownership Plan (limited to non-bargaining employees).

Chief Executive Officer Compensation

The compensation of John R. Hawkins, Chief Executive Officer, is determined in the same manner as set forth above for all other executive officers. During fiscal 2005, Mr. Hawkins’ base salary was increased by 21.3% over fiscal 2004 to $254,520 primarily due to a salary reallocation effective October 1, 2003 and in recognition of his individual performance. The Board and the Company’s management determined that a salary reallocation was necessary in order to create a more appropriate base pay and bonus structure. For fiscal 2005, Mr. Hawkins received a cash bonus pursuant to the Company’s executive bonus plan described above in the amount of $111,225, which is equal to 44% of his base salary as of the end of the fiscal year. During fiscal 2005, Mr. Hawkins also received a grant of 7,350 shares of restricted stock that will vest in full on August 31, 2005.

Duane M. Jergenson (Chair)   John S. McKeon   G. Robert Gey   Daryl I. Skaar
Compensation Committee of the Board of Directors

COMPARATIVE STOCK PERFORMANCE GRAPH

The following is a graph comparing the cumulative total shareholder return on the Company’s common stock with the cumulative total returns of the NASDAQ Industrial Index and the NASDAQ Composite Index for the Company’s fiscal year ended September 30, 2001, the six-month transitional period ended March 31, 2002 and the fiscal years ended March 30, 2003, March 28, 2004 and April 3, 2005. The Company changed its fiscal year end from the Sunday closest to September 30 to the Sunday closest to March 31, beginning after a six-month transitional period ended on March 31, 2002. The graph assumes the investment of $100 in the Company’s common stock, the NASDAQ Composite Index and the NASDAQ Industrial Index on October 1, 2000, and reinvestment of all dividends.

COMPARATIVE STOCK PERFORMANCE GRAPH

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the compensation of the Chief Executive Officer and the four other highest paid executive officers (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Compensation ($)(a)	Restricted Stock Awards ($)(b)	All Other Compensation ($)(c)(d)
John R. Hawkins	2005	254,520	111,225	4,500	87,980	41,000
Chairman of the Board and Chief Executive Officer	2004 2003	209,800 166,650	105,000 173,000	4,500 4,500		40,000 40,000
Marvin E. Dee	2005	181,800	82,932	3,150	83,790	41,000
Vice President, Chief Financial Officer, Secretary and Treasurer	2004 2003	160,855 142,410	71,400 92,000	3,150 3,150		40,000 40,000
Keenan A. Paulson	2005	163,267	61,426	4,500	28,728	41,000
Vice President—Water Treatment Group	2004 2003	140,530 120,695	69,700 81,000	4,500 4,500		40,000 40,000
John R. Sevenich	2005	157,560	57,200	4,500	8,379	40,212
Vice President—Manufacturing and Specialty	2004 2003	137,060 117,665	59,000 83,000	4,500 4,500		40,000 40,000
Daniel E. Soderlund	2005	149,600	52,668	4,500	0	36,220
Vice President—Pharmaceuticals	2004 2003	133,670 117,665	45,000 75,000	4,500 4,500		40,000 38,533

(a)   Employee Stock Purchase Plan

All employees of the Company age 18 and over who have been employed by the Company for 90 days are eligible to participate in the Company’s Employee Stock Purchase Plan. Under the Plan, each participant authorizes the Company to deduct a specified amount, not to exceed $500, from the participant’s paycheck each month, to which the Company generally adds a bonus of 75% of such amount, to be used by a depository agent to purchase shares of the Company’s common stock for the participant’s individual account under the Plan.

(b)   Restricted Stock Grants

Four of the five Named Executive Officers hold restricted stock grants made on August 31, 2004 pursuant to the Company’s 2004 Omnibus Stock Plan which was adopted by shareholders on July 23, 2004. The values shown are derived by multiplying the number of shares awarded by the market price of the shares on the date of grant. The four named executive officers holding restricted stock held the following shares of restricted stock as of April 3, 2005: John R. Hawkins (7,350 shares), Marvin E. Dee (7,000 shares), Keenan A. Paulson (2,400 shares), and John R. Sevenich (700 shares). All of these shares vest in full on August 31, 2005 and are eligible to receive dividends paid on the Company’s common stock. As of April 3, 2005, the Company had a total of 40,653 shares of restricted stock outstanding with an aggregate value on that date of $488,649 based on the market price of the Company’s common stock.

(c)   Money Purchase Pension Plan

Non-bargaining employees of the Company age 21 and over who have been employed by the Company for one year are eligible to participate in the Company’s Money Purchase Pension Plan, a defined contribution pension plan. Each year, the Company contributes a percentage of each eligible participant’s compensation to an account maintained for the participant under the Plan. The Company contributed 15% for the fiscal years ended April 3, 2005 and March 28, 2004 and 11% for the fiscal year ended March 30, 2003. The annual compensation that was used to determine Plan benefits was capped at $205,000 for the Plan year ended April 3, 2005; this limit will be adjusted in future years under federal tax law for cost-of-living increases.

Participant accounts are credited with the appropriate gains or losses resulting from employee-directed investments made by the Plan. A participant is fully vested after completing seven years of service. At retirement, the participant may elect to receive the amount credited to his or her account either as a lump sum, in installments or in the form of an annuity contract.

(d)   Employee Stock Ownership Plan

Non-bargaining employees of the Company age 21 and over who have been employed by the Company for one year are eligible to participate in the Company’s Employee Stock Ownership Plan. Contributions to this Plan, which are made at the discretion of the Board of Directors, are credited to individual accounts maintained for participants under the Plan.

The Company contributed 5% of each participant’s base salary for the fiscal years ended April 3, 2005 and March 28, 2004 and 9% for the fiscal year ended March 30, 2003. The annual compensation that was used to determine Plan benefits was capped at $205,000 for the Plan year ended April 3, 2005; this limit will be adjusted in future years under federal tax law for cost-of-living increases. In addition, the aggregate amount contributed in any one Plan year for a participant under the Money Purchase Pension Plan and the Employee Stock Ownership Plan may not exceed the lesser of 25% of compensation or $41,000.

Participant accounts in the Employee Stock Ownership Plan are credited with the appropriate gains or losses resulting from Plan investments. A participant is fully vested after completing seven years of service. At retirement, the participant may elect to receive the amount credited to his or her account either as a lump sum or in installments.

Option/Stock Appreciation Rights Grants and Exercises in Fiscal 2005

There were no options or stock appreciation rights granted to or exercised by the Named Executive Officers in fiscal 2005.

Director Compensation

During fiscal 2005, the Company paid each director who was not an employee of the Company an annual retainer of $15,000, of which $6,000 was used to purchase Company common stock through the Company’s Employee Stock Purchase Plan. Pursuant to the bonus provisions of the Employee Stock Purchase Plan, the Company credited an additional $4,500 to each non-employee director’s account to fund the purchase of additional shares of Company common stock. The Company also paid an annual retainer of $2,500 to the chairs of the Audit Committee and the Compensation Committee. Additionally, the non-employee directors received a meeting fee of $1,000 for each Board and committee meeting attended.

Compensation Committee Interlocks and Insider Participation

All decisions regarding compensation of executive officers of the Company during fiscal 2005 were made by the Compensation Committee of the Board of Directors. During fiscal 2005, the Compensation Committee consisted of the following directors: Duane M. Jergenson (Chair), John S. McKeon, G. Robert Gey and Daryl I. Skaar. None of the executive officers of the Company participates in any Board vote setting his or her annual salary or bonus. During fiscal 2005, none of the members of the Compensation Committee were officers or employees of the Company and there were no interlocking relationships as defined by the SEC.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares that may be issued under the Company’s 2004 Omnibus Stock Plan. The Company does not have any other equity compensation plans required to be included in this table.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
Equity compensation plans approved by security holders(1)	—	—	309,347(2)

(1)          The Company maintains one plan that was approved by its shareholders, the 2004 Omnibus Stock Plan. This plan allows awards in the form of restricted or unrestricted stock, incentive or non-statutory stock options, stock appreciation rights, performance units, or other stock-based awards.

(2)             Includes securities available for future issuance under the 2004 Omnibus Stock Plan other than upon the exercise of an option, warrant or right. There is no limit on the portion of the 350,000 shares of common stock available for distribution under this plan that may be awarded in the form of restricted or unrestricted stock. To date, the only awards under this plan have been of restricted common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

The following table contains information as of May 31, 2005 (except as otherwise noted below) concerning the beneficial ownership of the Company’s common stock by all directors, the Named Executive Officers, all directors and executive officers as a group and shareholders known by the Company to beneficially own more than 5% of its common stock. Unless otherwise noted, the address for each shareholder listed below is the Company’s executive offices.

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Shares
Royce & Associates, LLC	1,192,045	(b)	11.6%
Marvin E. Dee	9,959	(c)	*
G. Robert Gey	7,488		*
Dean L. Hahn	114,889	(d)	1.1%
Howard M. Hawkins	208,636	(e)	2.0%
John R. Hawkins	65,761	(f)	*
Duane M. Jergenson	12,036		*
John S. McKeon	24,885	(g)	*
Keenan A. Paulson	7,063	(h)	*
John R. Sevenich	19,813	(i)	*
Donald L. Shipp	236,566	(j)	2.3%
Daryl I. Skaar	4,652		*
Daniel E. Soderlund	4,384	(k)	*
All directors and officers as a group (12 persons)	716,132	(l)	7.0%
Trustees, Hawkins, Inc. Employee Stock Ownership Plan and Trust	1,663,314	(m)	16.2%

*                    Less than one percent.

(a)           Unless otherwise noted, all shares shown are held by shareholders possessing sole voting and investment power with respect to such shares.

(b)          Based on a Form 13F Holdings Report filed by Royce & Associates, LLC with the SEC on May 11, 2005 for the period ended March 31, 2005. The address for Royce & Associates is 1414 Avenue of the Americas, New York, NY 10019.

(c)           Does not include shares representing the beneficial interest of Mr. Dee as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (5,438 shares).

(d)          Includes 25,233 shares that Mr. Hahn holds jointly with his wife as to which he shares voting and investment power.

(e)           Includes 64,195 shares held by Mr. Hawkins’ wife as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Includes 39,246 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (100,575 shares).

(f)             Includes 57,751 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hawkins’ beneficial interest as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (121,981 shares).

(g)           Includes 444 shares held by Mr. McKeon as custodian for a child as to which Mr. McKeon has sole voting and investment power, but as to which he disclaims beneficial ownership.

(h)          Includes 3,635 shares that Ms. Paulson holds jointly with her husband and 1,028 shares that Ms. Paulson holds jointly with a child as to which she shares voting and investment power. Does not include shares representing the beneficial interest of Ms. Paulson as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (65,990 shares).

(i)             Does not include shares representing the beneficial interest of Mr. Sevenich as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (22,494 shares).

(j)              Includes 107,359 shares held by Mr. Shipp’s wife as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership.

(k)          Includes 4,384 shares that Mr. Soderlund holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Soderlund as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (14,559 shares).

(l)             Does not include shares representing the beneficial interest of the directors and officers as of March 31, 2005 in the Company’s Employee Stock Ownership Plan (331,038 shares).

(m)      The trustees of the Hawkins, Inc. Employee Stock Ownership Plan and Trust are John R. Hawkins and Marvin E. Dee. Although these individuals could be deemed to beneficially own all of the shares held by this Plan as a result of their shared voting and investment power with respect to those shares, the shares have not been included in the amount of shares beneficially owned by these individuals or for all directors and officers as a group. Voting rights for shares held by the Employee Stock Ownership Plan and Trust are passed through to Plan participants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than ten percent of the Company’s common stock to file initial reports of ownership and reports of changes in ownership of common stock of the Company with the SEC. Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company’s executive officers and directors, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors have been satisfied, except that Dean L. Hahn filed one untimely report for two transactions in September 2004 and John R. Hawkins filed one untimely report for three transactions in total during June, August and September 2004.

RELATED PARTY TRANSACTIONS

During fiscal year 2005, the Company sold, at market competitive prices, approximately $73,660 of pharmaceutical products to Vet RX. Two brothers of Daniel E. Soderlund, the Company’s Vice President—Pharmaceuticals, each hold approximately 25% of the equity ownership of Vet RX.

OTHER MATTERS

The Company’s management does not know of any other business, which will be presented for consideration at the Annual Meeting. If, however, any other business does properly come before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons acting under them as to what is in the best interests of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, independent certified public accountants, has been the auditors of the Company since 1971. It has been retained by the Audit Committee of the Board of Directors as the Company’s auditors for the current fiscal year.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they desire. They will be available to respond to appropriate questions.

PROPOSALS BY SHAREHOLDERS

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s Annual Meeting, the written proposal must be received by the Company at its principal executive office no later than March 13, 2006. Any such proposals also must comply with the rules and regulations of the SEC regarding the inclusion of shareholder proposals in company sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting (without being included in the proxy materials), written notice of the proposal must be received by the Company no later than May 27, 2006. The persons named as proxies by the Company for that meeting will have discretionary authority to vote on any shareholder proposal for which such notice is not properly received by the Company and as otherwise permitted pursuant to the SEC’s rules and regulations regarding the voting of proxies. Any director nominations made by shareholders also must comply with the relevant provisions set forth in Article I of the Company’s By-laws, as described under the caption “Election of Directors—Nominating Process” elsewhere in this Proxy Statement. A copy of the By-laws has been filed with the SEC and is available on the SEC’s website (www.sec.gov) or may be obtained by sending a written request to the Secretary at the Company’s headquarters.

FORM 10-K

The Company’s 2005 Annual Report on Form 10-K for the fiscal year ended April 3, 2005, including financial statements, is being mailed with this Proxy Statement. Shareholders who wish to obtain an additional copy of the Company’s Annual Report on Form 10-K for fiscal 2005 may do so without charge by writing to: Hawkins, Inc., 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413, Attention: Corporate Secretary. The Annual Report on Form 10-K, as well as other Company reports, are also available on the SEC’s website (www.sec.gov).

Dated: July 11, 2005.	BY ORDER OF THE BOARD OF DIRECTORS
MARVIN E. DEE, SECRETARY

HAWKINS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 4, 2005

3:00 p.m., Central Daylight Time

Four Points Sheraton Hotel

1330 Industrial Boulevard

Minneapolis, Minnesota

HAWKINS, INC. 3100 East Hennepin Avenue Minneapolis, Minnesota 55413	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON AUGUST 4, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1.

By signing the proxy, you revoke all prior proxies and appoint John R. Hawkins and Marvin E. Dee, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

SEE REVERSE FOR VOTING INSTRUCTIONS

- Please detach here -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

1.	Election of directors:	01 02 03 04	John R. Hawkins Howard M. Hawkins Dean L. Hahn Donald L. Shipp	05 06 07 08	John S. McKeon Duane M. Jergenson G. Robert Gey Daryl I. Skaar	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: to withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

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